Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

First Quarter 2026 Financial Results

2.1% increase to Q1 same store sales,

Reaffirms full-year 2026 Guidance

WEST JORDAN, Utah, June 2, 2026—Sportsman’s Warehouse Holdings, Inc. (“Sportsman’s Warehouse” or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen weeks ended May 2, 2026.

“I’m pleased with our first quarter performance, as same store sales increased 2.1% compared to last year, despite continued consumer economic pressure and higher fuel prices,” said Paul Stone, President and Chief Executive Officer of Sportsman’s Warehouse. “During the first quarter, we successfully executed our spring Range Days event, highlighting key products and leading brands across our personal protection and shooting sports categories. Combined with external event-driven demand, these efforts contributed to strong growth in hunting and shooting sports. Our e-commerce business also delivered strong results this quarter, with sales increasing by over 6% compared to last year. As part of our 2026 strategy, we continue to enhance the online shopping and website experience, and we are encouraged by the early results. Looking ahead, we remain focused on driving profitable growth, maintaining disciplined inventory management, and generating positive free cash flow to further strengthen our balance sheet through debt reduction.”

For the thirteen weeks ended May 2, 2026:

•
Net sales increased 2.8% to $256.1 million, compared to $249.1 million in the first quarter of fiscal year 2025. Performance was driven primarily by a 7.4% gain in Hunting and Shooting Sports, led by firearms, ammunition, and less-lethal personal protection, with some additional event-driven demand. Fishing rose 6.0%, driven by seasonal demands as customers prepared for the spring fishing season. Our other categories declined, reflecting continued pressure on the U.S. consumer.
•
Gross profit was $75.8 million, or 29.6% of net sales, compared to $75.6 million, or 30.4% of net sales, in the first quarter of fiscal year 2025. The decrease, as a percentage of sales, was primarily driven by category mix.
•
Selling, general, and administrative (“SG&A”) expenses were $93.9 million, or 36.7% of net sales, compared to $95.3 million, or 38.2% of net sales, in the first quarter of fiscal year 2025. The decrease in SG&A was primarily driven by decreased payroll expense as we emphasize disciplined cost control and lower depreciation expense.
•
Net loss was $(21.8) million, compared to a net loss of $(21.3) million in the first quarter of fiscal year 2025. Adjusted net loss was $(15.1) million compared to an adjusted net loss of $(15.6) million in the first quarter of fiscal year 2025 (see “Non-GAAP and Other Financial Measures”).
•
Adjusted EBITDA was $(8.1) million, compared to $(9.0) million in the first quarter of fiscal year 2025 (see “Non-GAAP and Other Financial Measures”).

•
Diluted loss per share was $(0.56) compared to a diluted loss per share of $(0.56) in the corresponding prior-year period. Adjusted diluted loss per share was $(0.39) compared to adjusted diluted loss per share of $(0.41) in the first quarter of fiscal year 2025 (see “GAAP and Non-GAAP Financial Measures”).

Balance sheet and capital allocation highlights as of May 2, 2026:

•
The Company ended the first quarter with net debt of $148.4 million, comprised of $2.1 million of cash on hand, $44.3 million of net borrowings outstanding under the Company’s term loan facility and $106.2 million of net borrowings outstanding under the Company’s revolving credit facility. Total inventory at the end of the first quarter was $387.1 million, a decrease of $25.1 million compared to last year, reflecting our strategy to improve seasonally timed inventory and gain additional efficiency in our operating model.
•
Total liquidity was $116.7 million as of the end of the first quarter of fiscal year 2026, comprised of $114.6 million of availability on the term loan and revolving credit facilities and $2.1 million of cash and cash equivalents.

Fiscal Year 2026 Outlook:

For fiscal year 2026, the Company is reiterating its guidance and estimates same store sales to be in the range of down 1.0% to up 2.0% and adjusted EBITDA to be in the range of $30 million to $36 million. The Company also expects capital expenditures for 2026 to be in the range of $20 million to $25 million, primarily consisting of technology investments and general store maintenance. There are no new store openings planned for 2026.

“We delivered a solid start to the year, with first quarter net sales increasing 2.8% and same store sales growing 2.1% compared to last year,” said Jennifer Fall Jung, Chief Financial Officer of Sportsman’s Warehouse. “While category mix pressured gross margin, we continued to execute with discipline across the business, delivering SG&A leverage and improved adjusted EBITDA compared to last year. We also made continued progress on our inventory efficiency initiatives, reducing inventory levels by more than 6% year-over-year, while improving the alignment of receipts with seasonal demand. Our focus remains on driving profitable sales growth, tightly managing expenses and inventory, and generating positive free cash flow to reduce debt and strengthen the balance sheet. Despite continued pressure on the US consumer and higher fuel prices, we remain confident in our strategy for 2026.”

The Company has not reconciled expected adjusted EBITDA for fiscal year 2026 to GAAP net income because the Company does not provide guidance for net (loss) income and is not able to provide a reconciliation to net (loss) income without unreasonable effort. The Company is not able to estimate net (loss) income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from adjusted EBITDA.

Conference Call Information:

A conference call to discuss first quarter 2026 financial results is scheduled for June 2, 2026, at 5:00 PM Eastern Time. The conference call will be held via webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP and Other Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus management transition costs, cancelled contract expenses, legal expenses, valuation allowance, impairment costs and income tax expense (benefit). Net (loss) income is the most comparable GAAP financial measure to adjusted net (loss) income. The Company defines adjusted diluted (loss) earnings per share as adjusted net (loss) income divided by diluted weighted average shares outstanding. Diluted (loss) earnings per share is the most comparable GAAP financial measure to adjusted diluted (loss) earnings per share. The Company defines adjusted EBITDA as net (loss) income plus interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, management transition costs and executive retention costs. Net (loss) income is the most comparable GAAP financial measure to adjusted EBITDA. The Company has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Financial Measures” in this release.

The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Management uses this information as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s management believes that these non-GAAP financial measures allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

As noted above, the Company has not provided a reconciliation of fiscal year 2026 guidance for adjusted EBITDA, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures, including stock-based compensation expense and income tax expense (benefit) that are difficult to predict in order to include in a GAAP estimate. The Company defines net debt as borrowings outstanding under the Company’s revolving credit facility and term loan facility less cash and cash equivalents. The Company defines total liquidity as total availability under the Company’s revolving credit facility plus cash and cash equivalents.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our efforts to drive profitable growth, tightly manage inventory and expenses, and generate positive free cash flow; our expectations regarding momentum in our business; the impact of our strategic initiatives; and our guidance for same store sales and capital expenditures for fiscal year 2026; the number of store openings in 2026. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may negatively impact the demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model, which is impacted by general economic and market conditions such as elevated interest rates, inflationary pressures and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause its operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s long-term strategy to open new stores in future periods, which may not be successful; the costs to close underperforming stores, if the Company decides to do so, which costs may be significant; stringent and evolving U.S. obligations related to data privacy and security; impact of general macroeconomic conditions, such as labor shortages, inflation, elevated interest rates, the impacts of tariffs and trade disputes, economic slowdowns, and recessions or market corrections; and other factors that are set forth in the Company’s filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended January 31, 2026, which was filed with the SEC on March 31, 2026, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Strategic Programs & Investor Relations

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Thirteen Weeks Ended

	May 2, 2026	% of net sales	May 3, 2025	% of net sales	YOY Variance
Net sales	$256,078	100.0%	$249,103	100.0%	$6,975
Cost of goods sold	180,295	70.4%	173,460	69.6%	6,835
Gross profit	75,783	29.6%	75,643	30.4%	140

Operating expenses:
Selling, general, and administrative expenses	93,887	36.7%	95,256	38.2%	(1,369)
Loss from operations	(18,104)	(7.1%)	(19,613)	(7.8%)	1,509
Other losses	77	0.0%	-	0.0%	77
Interest expense	2,624	1.0%	2,971	1.3%	(347)
Loss before income taxes	(20,805)	(8.1%)	(22,584)	(9.1%)	1,779
Income tax expense (benefit)	1,043	0.4%	(1,330)	(0.5%)	2,373
Net loss	$(21,848)	(8.5%)	$(21,254)	(8.6%)	$(594)

Loss per share
Basic	$(0.56)		$(0.56)		$-
Diluted	$(0.56)		$(0.56)		$-

Weighted average shares outstanding
Basic	38,764		38,144		620
Diluted	38,764		38,144		620

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	May 2,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$2,054	$1,659
Accounts receivable, net	1,644	4,390
Merchandise inventories	387,149	312,858
Prepaid expenses and other	19,857	18,834
Total current assets	410,704	337,741
Operating lease right of use asset	295,578	288,590
Finance lease right of use asset	1,136	1,215
Property and equipment, net	128,892	133,329
Goodwill	1,496	1,496
Definite lived intangibles, net	197	211
Total assets	$838,003	$762,582

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$75,892	$44,933
Accrued expenses	110,709	102,450
Income taxes payable	710	64
Operating lease liability, current	54,991	53,763
Finance lease liability	298	295
Revolving line of credit	106,155	47,524
Total current liabilities	348,755	249,029
Long-term liabilities:
Deferred income taxes	408	—
Term loan, net	44,323	44,165
Operating lease liability, noncurrent	276,489	279,933
Finance lease liability, noncurrent	824	895
Total long-term liabilities	322,044	324,993
Total liabilities	670,799	574,022

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 20,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 38,968 and 38,641 shares issued and outstanding, respectively	390	386
Additional paid-in capital	89,399	88,911
Accumulated earnings	77,415	99,263
Total stockholders’ equity	167,204	188,560
Total liabilities and stockholders’ equity	$838,003	$762,582

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Thirteen Weeks Ended
	May 2,	May 3,
	2026	2025
Cash flows from operating activities:
Net loss	$(21,848)	$(21,254)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	8,619	9,846
Amortization of discount on debt and deferred financing fees	197	136
Amortization of definite lived intangible	14	14
Loss on asset dispositions	69	64
Deferred income taxes	408	(946)
Stock-based compensation	779	793
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	2,747	(523)
Operating lease assets and liabilities	(9,125)	(1,373)
Merchandise inventories	(74,291)	(70,310)
Prepaid expenses and other	(1,061)	(3,828)
Accounts payable	30,942	22,986
Accrued expenses	6,534	3,869
Income taxes payable and receivable	646	292
Net cash used in operating activities	(55,370)	(60,234)
Cash flows from investing activities:
Purchase of property and equipment	(4,243)	(3,815)
Proceeds from sale of property and equipment	8	11
Net cash used in investing activities	(4,235)	(3,804)
Cash flows from financing activities:
Net borrowings on line of credit	58,631	67,210
Increase (decrease) in book overdraft	1,726	(2,239)
Payment of finance leases	(70)	—
Payment of withholdings on restricted stock units	(287)	(186)
Payment of deferred financing costs and discount on term loan	—	(19)
Net cash provided by financing activities	60,000	64,766
Net change in cash and cash equivalents	395	728
Cash and cash equivalents at beginning of period	1,659	2,832
Cash and cash equivalents at end of period	$2,054	$3,560

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliations of (i) GAAP net loss to adjusted net loss and (ii) GAAP diluted loss per share to adjusted diluted loss per share:

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Numerator:
Net loss	$(21,848)	$(21,254)
Valuation allowance (1)	6,244	5,646
Management transition costs (2)	368	-
Executive retention (3)	275	-
Less tax benefit	(161)	-
Adjusted net loss	$(15,122)	$(15,608)

Denominator:
Diluted weighted average shares outstanding	38,764	38,144

Reconciliation of loss per share:
Diluted loss per share:	$(0.56)	$(0.56)
Impact of adjustments to numerator and denominator	0.17	0.15
Adjusted diluted loss per share:	$(0.39)	$(0.41)

(1) Represents estimated tax benefit had the company not been in a deferred tax asset valuation allowance position.
(2) Represents expenses incurred relating to the departure and the recruitment of key members of our management team.
(3) An executive retention bonus implemented to maintain leadership continuity and organizational stability throughout the turnaround process.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliation of GAAP net loss to adjusted EBITDA for the periods presented:

	For the Thirteen Weeks Ended
	May 2, 2026	May 3, 2025
Net loss	$(21,848)	$(21,254)
Interest expense	2,624	2,971
Income tax expense (benefit)	1,043	(1,330)
Depreciation and amortization	8,633	9,860
Stock-based compensation expense (1)	779	793
Management transition costs (2)	368	-
Executive retention (3)	275	-
Adjusted EBITDA	$(8,126)	$(8,960)

(1) Represents non-cash expenses related to equity instruments granted to employees under our equity incentive plan and employee stock purchase plan.
(2) Represents expenses incurred relating to the departure and the recruitment of key members of our management team.
(3) Represents an executive retention bonus implemented to maintain leadership continuity and organizational stability throughout the turnaround process.